Exhibit 10.2

FORM OF LOCK-UP AGREEMENT

[date]

[Shareholder/Sponsor]

Re: Lock-Up Agreement for Company Shares

Ladies and Gentlemen:

This letter (this “Letter Agreement”) is being delivered to you in accordance with that certain Business Combination Agreement, dated as of November 2, 2023 (this “Agreement”), by and among Concord Acquisition Corp III, a Delaware corporation (“SPAC”), Gibraltar Merger Sub Inc., a Delaware corporation (“Merger Sub”), and GCT Semiconductor, Inc., a Delaware corporation (“GCT”) (as may be amended, restated or supplemented from time to time, the “BCA”), pursuant to which, among other things, Merger Sub will merge with and into GCT (the “SPAC Merger”), with GCT being the surviving entity and becoming a wholly owned subsidiary of SPAC, which will change its name to GCT Semiconductor Holding, Inc. or a similar name (“PubCo”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the BCA.

In order to induce SPAC and GCT to proceed with the SPAC Merger and related transactions, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned (each, a “Shareholder”) hereby agrees with PubCo as follows:

1.	Subject to the exceptions set forth herein, the Shareholder agrees not to, without the prior written consent of PubCo, (i) sell, offer to sell, contract or agree to sell, assign, lend, offer, encumber, donate, hypothecate, pledge, grant any option, right or warrant to purchase or otherwise transfer, dispose of or agree to transfer or dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, (a) any shares of common stock of PubCo, (the “PubCo Shares”) or (b) any securities convertible into or exercisable or exchangeable for PubCo Shares, in each case, held by it immediately after the Effective Time (the “Lock-up Shares”), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Lock-up Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii) (the actions specified in clauses (i)-(iii), collectively, “Transfer”) until the earlier of (1) one year after the completion of the SPAC Merger and (2) subsequent to the SPAC Merger, (x) the date on which PubCo completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of PubCo’s shareholders having the right to exchange their PubCo Shares for cash, securities or other property, or (y) the date on which the last sale price of the PubCo Shares equals or exceeds $12.00 per PubCo Share (as adjusted for share splits, share consolidations, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30 trading day period commencing at least 150 days after the consummation of the SPAC Merger, (the “Lock-Up Period”).

2.	The restrictions set forth in paragraph 1 shall not apply to:

(i)	Transfers (a) to another entity that is an affiliate of the undersigned, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned or who shares a common investment advisor with the undersigned or (b) as part of a distribution to members, partners or shareholders of the undersigned via dividend or share repurchase;

(ii)	Transfers by virtue of the laws of the state of the entity’s organization and the entity’s organizational documents upon dissolution of the entity;

(iii)	transactions relating to PubCo Shares or other securities convertible into or exercisable or exchangeable for PubCo Shares acquired in open market transactions after the Effective Time;

(iv)	the exercise of stock options or warrants to purchase PubCo Shares or the vesting of share awards of PubCo Shares and any related transfer of PubCo Shares to PubCo in connection therewith (a) deemed to occur upon the “cashless” or “net” exercise of such options or warrants or (b) for the purpose of paying the exercise price of such options or warrants or for paying taxes due as a result of the exercise of such options or warrants, the vesting of such options, warrants or share awards, or as a result of the vesting of such PubCo Shares, it being understood that all PubCo Shares received upon such exercise, vesting or transfer will remain subject to the restrictions of this Letter Agreement during the Lock-Up Period;

(v)	the entry, by the Shareholder, at any time after the Effective Time, of any trading plan providing for the sale of PubCo Shares by the Shareholder, which trading plan meets the requirements of Rule 10b5-1(c) under the Exchange Act, provided, however, that such plan does not provide for, or permit, the sale of any PubCo Shares during the Lock-Up Period and no public announcement or filing is voluntarily made or required regarding such plan during the Lock-Up Period;

(vi)	transactions in the event of completion of a liquidation, merger, stock exchange or other similar transaction which results in all of PubCo’s shareholders having the right to exchange their PubCo Shares for cash, securities or other property; or

(vii)	transactions to satisfy any U.S. federal, state, or local income tax obligations of the Shareholder (or its direct or indirect owners) arising from a change in the Code or the U.S. Treasury Regulations promulgated thereunder (the “Regulations”) after the date on which the BCA was executed by the parties, which change prevents the SPAC Merger from qualifying as either a “reorganization” pursuant to Section 368(a) of the Code or a transaction governed by Section 351 of the Code (and the SPAC Merger do not qualify for similar tax-free treatment pursuant to any successor or other provision of the Code or Regulations taking into account such changes), solely and to the extent necessary to cover any tax liability as a direct result of the transaction.

provided, however, that in the case of clauses (i) through (ii), these permitted transferees must enter into a written agreement, in substantially the form of this Letter Agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the Shareholder and not to the immediate family of the transferee), agreeing to be bound by these Transfer restrictions. For purposes of this paragraph, “immediate family” shall mean a spouse, domestic partner, child (including by adoption), father, mother, brother or sister of the undersigned, and lineal descendant (including by adoption) of the undersigned or of any of the foregoing persons; and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act.

3.	In furtherance of the foregoing, PubCo, and any duly appointed transfer agent for the registration or transfer of the securities described in the BCA, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

4.	This Letter Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred herein or the documents or instrument referred to herein, which collectively supersedes all prior agreements and the understandings between the parties hereto with respect to the subject matter contained herein. This Letter Agreement may be amended, supplemented or modified only by execution of a written instrument signed by the undersigned Shareholder and PubCo (and with respect to PubCo, only with the written consent of a majority of its directors, which shall include a majority of its independent directors).

5.	This Letter Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns. This Letter Agreement shall not be assigned by any party hereto, by operation of law or otherwise, without the prior written consent of the other party and any assignment without such consent shall be null and void; provided, that no such assignment shall relieve the assigning party of its obligations hereunder.

6.	This Letter Agreement and any action, proceeding, claim or dispute (whether in contract, tort or otherwise) (each, an “Action”) that may be based upon, arise out of or relate to this Letter Agreement or the negotiation, execution or performance hereof shall be governed by, construed and enforced in accordance with the laws (both substantive and procedural) of the State of California, without regard to the conflicts of law principles thereof. All Actions arising out of or relating to this Letter Agreement shall be heard and determined exclusively in the state and federal courts within the State of California (and any courts having jurisdiction over appeals therefrom) (the “Specified Courts”). Each party hereto hereby (i) submits to the exclusive personal and subject matter jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Letter Agreement by any party hereto and (ii) irrevocably waives, and agrees not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject to the personal or subject matter jurisdiction of the above named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party hereto agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by laws.

7.	This Letter Agreement shall become effective on the date hereof and terminate on the earlier of (i) the expiration of the Lock-up Period, (ii) termination of the BCA, and (iii) the liquidation of PubCo.

[Signature pages follow]

IN WITNESS WHEREOF, each party has duly executed this Letter Agreement, as of the date first written above.

Very truly yours,

[Shareholder/Sponsor]

Signature:

Name:

Title:

[Signature Page to Lock-Up Agreement]

Acknowledged and agreed by:

GCT SEMICONDUCTOR HOLDING, INC.

Signature:

Name:

Title:

[Signature Page to Lock-Up Agreement]